SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2009

QUALSEC

(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation)

          0-52907

           20-5776355

(Commission File Number)

(IRS Employer Identification No.)

996 Old Eagle School Road, Suite 1102, Wayne, Pennsylvania

19087

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (435) 713-0566

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

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Item 1.01.

Entry into a Material Definitive Agreement

Item 2.01.

Completion of Acquisition or Disposition of Assets.

On September 28, 2009, pursuant to an Agreement and Plan of Reorganization dated September 28, 2009 the Registrant acquired all of the membership interests of Vitamin Spice, LLC, a Delaware limited liability company (“Vitamin Spice”),  in exchange for 100,000,000 newly issued shares of common stock.  As a result of the acquisition, and the other issuances set forth in Item 3.02 below,  there are now approximately 121,000,000 shares of common stock outstanding. (All share numbers in this Current Report give effect to the 1-for-30 reverse stock split filed with the state of Wyoming on September 9, 2009.The precise number of outstanding shares may be slightly higher due to rounding shares issued in the reverse stock split.

Information with respect to the business of Vitamin Spice as required by Item 2.01(f) of Form 8-K is set forth under Item 8.01 hereof. This information is supplementary to the general information regarding the Registrant set forth in its Annual Report on Form 10-K for the year ended December 31, 2008. The Registrant divested itself of its electronic sensor business in August 2009.

Item 3.02.

 Unregistered Sales of Equity Securities

The Registrant issued 100,000,000 shares of common stock to the ten interest holders of Vitamin Spice. In connection with the acquisition, 13 holders of options to purchase 44,000 interests of Vitamin Spice shall be offered the opportunity to exchange their options for options to purchase shares of the Registrant, on the same ratio as the exchanging members of Vitamin Spice. If all the optionees exchange, the Registrant will issue options to purchase an aggregate of 3,469,143 shares. The offer and sale was made pursuant to the exemption provided by Section 4(2) of the Securities Act, as offers or sales made without any advertising or general solicitation. There was no underwriter involved.

On the closing, the Registrant issued 50,000 shares to its retiring officer and director, Learned J. Hand, for services rendered. The offer and sale was made pursuant to the exemption provided by Section 4(6) of the Securities Act, on the basis that Mr. Hand, as a director and executive office,  is an accredited investor under Rule 501(a)(4) of the Securities Act.

On the closing, and as a condition thereto, the five holders of the Registrant’s $130,000 in convertible promissory notes issued on March 12, 2008 and May 27, 2008 converted their notes into a total of 15,793,333 shares of common stock. The shares were issued under the exemption provided by Section 3(a)(9) of the Securities Act, as a security exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

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Item 5.01.

Changes in Control of Registrant

A change of control took place on September 28, 2009 as a result of the acquisition of Vitamin Spice.  Control was assumed from Learned J. Hand, the former officer and director of the Registrant. The names of the current directors and executive officers of the Registrant and holders of more than 5% of the outstanding shares of common stock and the number of shares held and the percentage of the total issued and outstanding Common Stock (the only voting security) of the Registrant owned by each of them are as follows.

Number

Percentage

of Shares

of Shares

Name

Office

Owned(1)

Owned

Edward Bukstel

President and Director

42,092,264(2)

34.8%

Dror Rom

Secretary and Director

27,439,300

22.7%

David McTamney

--

9,341,360

7.8%

Boas Gonen

--

9,944,875

8.2%

All officers

  and directors

  as a group  (2 persons)

69,531,564

57.5%

(1)

Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power.

(2)

The Registrant has also filed an amendment to the Articles of Incorporation authorizing 50 million shares of Class A Senior Preferred Stock, which preferred stock has the same preferences and rights as common stock but will entitle the holder to 10 votes per share. It is intended that Mr. Bukstel will exchange his shares of common stock for an equal number of shares of this preferred stock, which will provide him with voting rights equal to 420,922,640 shares of common stock.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Learned J. Hand resigned as an officer and director of Qualsec as of the closing of the Vitamin Spice acquisition. He has reviewed the statements in this Current Report with respect to his resignation and declined to provide a letter.  Mr. Hand is not obligated to furnish a letter.

In connection with the acquisition of Vitamin Spice, Edward Buskstel was appointed as Chief Executive and  Financial Officer and Dror Rom was appointed as Secretary. Messrs. Bukstel and Rom were also appointed as new members of the Board of Directors.  The following information is provided in connection with the appointment of these officers and directors.

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Edward Bukstel, age 47, founded Vitamin Spice in February 2008.   Edward has18 years of data integration, data security, and communications experience. He has successfully licensed systems and services to companies, including international pharmaceutical and managed care organizations. Edward was a founding member of the ASTM E1238 Standard that became integrated into HL7. He has been a national speaker on electronic data interchange and has been a guest lecturer at The Wharton Business School. Mr. Bukstel is a founder of an internet search engine application iprecis.com and has consulted for various public companies in industries ranging from satellite communications to financial transactions.  He is the founder of the Freedom Calls Foundation providing free communications solutions for troops in Iraq.  Bukstel was nominated for the Zachary and Elizabeth Fisher Humanitarian Award, the highest civilian honor awarded by the Department of Defense. Bukstel also provided innovative Satcom solutions as an EVP at Skyframes, Inc., Mr. Bukstel was a Vice President at Synetic and CareInsite Corporation (currently WebMD).  Mr. Bukstel was also President of the information systems division of a NASDAQ listed company.

Edward holds a Bachelor of Sciences from Muhlenberg College and has completed PhD graduate coursework in Molecular Biology from Temple University.

Dror Rom, age 53, is CEO of Prosoft Corporation, a company serving the pharmaceutical industry.  Dror holds a PhD in Statistical Analysis.  Dr. Rom is a noted expert in statistical analysis for pharmaceuticals and represents clients before the FDA.

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

By resolution of its board of directors, the Registrant approved the amendment of the articles of incorporation to change the name of the Registrant to Vitamin Spice, LLC. The amendment is expected to be approved by consent action of majority shareholders and filed with the Wyoming Secretary of State on or about October 9, 2009, and to be effective 20 days thereafter, subject to mailing an information statement to the Registrant’s shareholders. The Registrant also filed an amendment to the Articles of Incorporation on September 9, 2009 to effect a 1-for-30 reverse stock split and to permit shareholders of the Registrant to approve corporate actions via consent action in lieu of a meeting, provided such consenting shareholders hold the number of shares which, if present at a meeting, would be sufficient to approve such action. The Registrant has also filed an amendment to the Articles of Incorporation authorizing 50 million shares of Class A Senior Preferred Stock, which preferred stock has the same preferences and rights as common stock but will entitle the holder to 10 votes per share. It is intended that Mr. Bukstel will exchange his shares of common stock for an equal number of shares of this preferred stock.

Item 8.01.

Other Events

The following information with respect to the business of Vitamin Spice as required by Item 2.01(f) of Form 8-K is set forth below.

When used in this Form 8-K, the words "expects," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties, including those set forth below under "Risks and Uncertainties," that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date hereof. The Registrant expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Registrant's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based. This discussion should be read together with the financial statements and other financial information included in this Form 8-K.

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Risk Factors

We have only a limited operating history.  We have not had sales until the current quarter. We have never been profitable. We cannot therefore forecast with any accuracy the results of operations for the next fiscal year, nor predict our need for cash. Our sales may not grow as anticipated, and sales are dependent on consumer acceptance of our products, our ability to market to retailers, the effect of competition, and general economic factors beyond our control.

We are dependent on our founder, Mr. Edward Bukstel. We have no employment contract with him and have not obtained any key man life insurance with respect to Mr. Bukstel. The loss of his services would severely adversely affect Vitamin Spice.

Mr. Bukstel controls the Registrant. The Registrant has authorized Class A Senior Preferred Stock to be issued to Mr. Bukstel, which would provide him with 420,922,640 voting rights or approximately 84% of the total voting rights. Mr. Bukstel would thereupon be able to determine all matters brought before shareholders, and the ability of other parties to effect a takedover bid of the Registrant would be severely restricted.

Our product is subject to claims for product liability. As any food product, we may be subject to product recalls or lawsuits for product liability. We have no insurance against these contingencies.

Competitors are significantly larger and better capitalized, with longer operating history and greater brand recognition. Our product is not patented, and our product niche could be infiltrated by any one of our competitors. Competition would adversely affect our sales and profitability.

There is only a limited public trading market for the common stock. Our common stock will be a “penny stock” (as defined in Exchange Act Rule 3a-51) for the foreseeable future  which means that brokers can only buy or sell the common stock on an unsolicited basis. The penny stock rule and similar regulations will reduce the likelihood that a liquid trading market will arise for the common stock. The common stock may trade at less than the offering price. Because our stock will be a “penny stock” a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock.

We may raise capital in future offerings. We cannot predict the terms of these offerings nor the price at which shares of common stock may be offered. An offering might require the participation of institutional investors, which are more likely to demand more stringent terms for any placement.  We  have not determined the terms for any offering.  Any future offering may be for common stock, or may be for a security with rights superior to that of the common stock. In connection with any offering, we may be required to add investor’s representatives to the Board of Directors, or may be required to commit to other conditions. If other conditions are not met, existing investors could have their rights or equity ownership substantially diluted. We cannot at this time determine the terms of any follow-on offering or whether it will ever occur.

                                                                         5

Business

Vitamin Spice, a Delaware limited liability company organized in April 2008, is a continuation of a sole proprietorship founded in February 2008 by Edward Bukstel. As a result of the exchange transaction reported in Item 2.01 above, Vitamin Spice became a wholly-owned subsidiary of the Registrant. All operations are carried out through this subsidiary. Our principal office address is 996 Old Eagle School Road, Suite 1102, Wayne, Pennsylvania and our telephone is 610-994-1657.

Vitamin Spice develops and markets a unique line of vitamin-enriched gourmet spices. Through June 30, 2009, VS was engaged in product development and preliminary marketing. We had no sales until the quarter ended September, 2009. Our initial product line features  ground pepper,  cinnamon, granulated garlic and crushed red pepper packaged in plastic screw top shakers, similar to the currently available packaging used for spices in general. We use gourmet quality spices and high quality vitamin ingredients. Vitamins are specially formulated so as to be taste neutral. Our retail price point is expected to be $6.00 - $8.00 which represents a 10% - 20% premium over other high quality spices, that DO NOT have the added vitamins and nutritional supplements.

Our product is designed for persons who wish to supplement their nutritional needs conveniently and as part of their daily diet, and for little if any additional cost compared to conventional spices. A one-half teaspoon (2.1 gr.) serving of our granulated garlic, for example, provides 82% of the minimum daily requirement for Vitamin C, 54% of most B Vitamins and 22% of Vitamin B12. Our products are kosher, 100% natural, vegetarian and free of nuts and gluten, and are therefore appropriate for nearly all consumers. Vitamin Spice can be sprinkled onto any food or beverage, and can be used at the end of the cooking process up to 200 °F.

As of September 17, 2009, we are negotiating national distribution agreements with companies serving the food service, health food, and traditional grocery chains.  We also believe we can market our product in bulk  to schools and other institutional food preparers. School districts have shown strong interest in our product as a way to improve nutrition.

Raw material for our products is available from a large number of sources. Vitamin Spice products are packaged in standard PET recyclable shaker bottles. We have designed our own labeling  based on informal market research. Samples of our packaged product can be viewed at our website, www.vitaminspice.net. We formulate our products at our warehouse and ship directly ourselves, but as our business grows we may outsource warehousing, packaging and shipping to third parties. We expect no difficulty in locating appropriate and experienced third parties for this outsourcing.

Our marketing efforts to date have been based on trade shows to the restaurant and food service industries. Our products are also available for purchase through our website. We do not expect internet sales to be a significant percentage of sales in the near future

We have 2 full employees and  3 part time employees.

Our executive offices and warehouse consist of 783 square feet of office space in Wayne, PA. The lease expires August 30, 2010.

Our product competes with those offered by companies such as McCormick and Spice Islands, as well as private label brands and a large number of smaller or regional spice companies. We consider our product to compete favorable with all competitors on the basis of taste and on the fact that currently there are no other vitamin-enriched spices on the market. However, our product is expected to be sold at a premium to the competitor’s products, and our competitors generally have longer operating histories, stronger branding, and significantly greater financial resources.

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Intellectual Property

A provisional patent has been filed with the USPTO.  Certain formulations of vitamins, herbs, and minerals are more suitable for cooking preparations at higher temperatures. The Company has retained the Law Firm of IP Design, a dedicated intellectual property law firm to represent VitaminSpice.   Vitamin Spice  has submitted a provisional patent application with the US Patent and Trademarks office for those formulations and process that the company appropriate. Trademarks have been applied for all key brand names used in our products.  We are examining closely the possibility that the combination of new delivery (e.g. shaker-top) and ingredients is patentable.  A trademark application has been filed with the USPTO for Vitamin Spice. Our competitors may enter our market niche, which would adversely affect sales and margins for our product.

Management

Information regarding our management is set forth in Item 5.03 of this Current Report. We have no employment agreements at this time. Mr. Bukstel receives a salary of $4400 per month plus health insurance, and other incidental benefits which do not exceed $10,000 in value per year. Our directors serve without compensation.

Management’s Discussion and Analysis

Results of Operations. For the year ended June 30, 2009 and the period inception (February 2008 to June 30, 2008) we had no sales. Our net losses were $169,690 and $11,900 (unaudited) for 2009 and 2008, respectively. These numbers are being audited and are subject to change. Most of our expenses in these periods represented advertising, marketing and product development costs. Due to limited funds, we have not paid a regular salary to our Chief Executive Officer. In the year ended June 30, 2010, we expect to continue to expend significant amounts for marketing and advertising; increase salary to Mr. Bukstel to no less than $6,500 per month; require additional expenditures for accounting and internal controls; incur significant expenditures for other costs relating to being public; and in general increase our general and administrative expenses. We cannot forecast the level of expenses for 2010. Likewise, because we have limited sales to date, we cannot forecast our sales levels for 2010.

Liquidity. Our capital needs have been met to date by the sale of membership interests in our Vitamin Spice subsidiary, which were approximately $250,000 through June 30, 2009. Subsequent to June 30, 2009, and in anticipation of our going public through a reverse merger transaction, we have obtained $48,000 in funding through the issuance of promissory notes which provide for an annual interest rate of 8%.  Our need for capital in the year ended June 30, 2010 will depend on sales growth; if sales increase significantly, we will need substantial funding for working capital needs. Management believes that as a public company it can obtain equity financing and possibly bank financing, but we have no credit lines at this time and no arrangements for any financing have been entered into.

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Critical Accounting Policies. Revenue is recognized as products are delivered to the customer or retailer.  That is, the arrangements of the sale are documented, the product is shipped to the customer or retailer, the pricing becomes final, and collectability is reasonably assured. The Registrant will record accounts receivable for sales which have been delivered but for which money has not been collected.  There are no accounts receivable on any period presented. The allowance for doubtful accounts, which is based upon management’s evaluation of numerous factors, including a predictive analysis of the outcome of the current portfolio and prior credit loss experience, is deemed adequate to cover reasonably expected losses inherent in the outstanding receivables.  The Registrant charges off uncollectible accounts when management estimates no possibility of collecting the related receivable.  For customer purchases paid in advance, the Registrant records a liability until products are shipped.  There was no outstanding unearned revenue from product sales as of any periods presented.  Inventories are stated at the lower of cost or market, cost being determined on a first-in, first-out method.  The Registrant has no inventory as of any period presented.

Off Balance Sheet Arrangements. We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Item 9.01.  Financial Statements and Exhibits

(a)

Financial Statements.

To be filed by amendment.

 (b) Exhibits

2.1 Agreement and Plan of Reorganization between Vitamin Spice, LLC and the Registrant.

3.3 Amendment to Articles of Incorporation to effect reverse stock split and permit shareholder consent actions.

3.4  Proposed amendment to Articles of Incorporation to change the name of the Registrant to Vitamin Spice, LLC

3.5. Amendment to Articles of Incorporation to provide for Class A Senior Preferred Stock.

21. Vitamin Spice, LLC is a wholly owned Delaware subsidiary of the Registrant. No trade names are employed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 30, 2009

QUALSEC

By: /s/ Edward Bukstel

     Edward Bukstel

      Chief Executive Officer

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